EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 23, 2021, relating to the consolidated financial statements of GEE Group, Inc. appearing in the Annual Report on Form 10-K for the year ended September 30, 2021.

/s/ Friedman LLP

Marlton, New Jersey

July 8, 2022